UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 24, 2009

PANGLOBAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-131531	20-8531711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2853 E. Pico Blvd., Los Angeles CA 90023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	323 266-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2009, we entered into a loan agreement with Providence Wealth Management Ltd., a company incorporated under the laws of the British Virgin Islands, whereby Providence agreed to loan our company the aggregate principal amount of US$290,000 bearing interest 9% per annum calculated and compounded monthly, payable in full 30 days after advance, unless sooner prepaid or accelerated upon.

A copy of the loan agreement is attached as exhibit 10.1 to this current report on Form 8-K.

As security for the Loan, we entered into a Trade-Mark Assignment Agreement dated November 24, 2009, with Providence whereby we will assign to Providence all of our right, title and interest to the “Scrapbook” trade-mark as a secured charge behind Merchant Factors Inc.

A copy of the loan agreement is attached as exhibit 10.2 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Loan Agreement dated November 24, 2009 with Providence Wealth Management Ltd.
10.2	Trade-Mark Assignment Agreement dated November 24, 2009 with Providence Wealth Management Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

By: /s/ Charles Lesser
Charles Lesser
CEO, CFO and Secretary

Date: February 16, 2010